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                                                                  Exhibit 23.3

                               MILLER & CHEVALIER
                                   Chartered

                      655 Fifteenth Street, N.W. Suite 900
                          Washington, D.C. 20005-5701
                    (202) 626-5800 Facsimile (202) 626-0856



Thomas W. Mahoney, Jr.
(202) 626-5847                                        November 26, 1996


USX Corporation
600 Grant Street
Pittsburgh, PA 15219

Gentlemen:

        We hereby consent to being named as Tax Counsel under "Certain United States Federal Income Tax Considerations" and "Legal Opinions" in the Final USX Prospectus constituting part of this Registration Statement on Form S-3 (File NO. 33-52937).


                                                Very truly yours,

                                                MILLER & CHEVALIER, CHARTERED


                                                By: /s/ THOMAS W. MAHONEY, JR.
                                                    --------------------------
                                                        Thomas W. Mahoney, Jr.